                                                                   EXHIBIT 10.67

                              CLOSING CERTIFICATE


                                      AND


                                   AGREEMENT
                                   (PHASE IV)


                                    BETWEEN


                            NETWORK APPLIANCE, INC.,


                                    ("NAI")


                                      AND


                            BNP LEASING CORPORATION

                                   ("BNPLC")




                                 OCTOBER 2, 2000

                                TABLE OF CONTENTS


                                                                                          Page
1       Representations, Warranties And Covenants Of NAI Concerning The Property.............2
        (A)    Condition of the Property.....................................................2
        (B)    Title to the Property.........................................................2
        (C)    Title Insurance...............................................................2
        (D)    Environmental Representations.................................................2
        (E)    Cooperation by NAI and its Affiliates.........................................3

2       Other Representations, Warranties, Covenants And Acknowledgments Of NAI..............3
        (A)    No Default or Violation of Other Agreements...................................3
        (B)    No Suits......................................................................3
        (C)    Enforceability................................................................4
        (D)    Solvency......................................................................4
        (E)    Organization..................................................................4
        (F)    Existence.....................................................................4
        (G)    Not a Foreign Person..........................................................4
        (H)    Investment Company Act........................................................4
        (I)    ERISA.........................................................................4
        (J)    Use of Proceeds...............................................................5
        (K)    Omissions.....................................................................5
        (L)    [Intentionally deleted].......................................................5
        (M)    Further Assurances............................................................5
        (N)    No Implied Representations or Promises by BNPLC...............................6

3       Limited Covenants And Representations By BNPLC.......................................6
        (A)    Cooperation of BNPLC to Facilitate Construction, Development and Use..........6
        (B)    Actions Permitted by NAI Without BNPLC's Consent..............................7
        (C)    Waiver of Landlord's Liens....................................................8
        (D)    Estoppel Letter...............................................................8
        (E)    Limited Representations by BNPLC Concerning Accounting Matters................8
        (F)    Other Limited Representations by BNPLC........................................9
        (G)    Partial Release Provisions...................................................10

4       Obligations Of NAI Under Other Operative Documents Not Limited By This Agreement....12

5       Obligations Of NAI Hereunder Not Limited By Other Operative Documents...............12

6       Waiver Of Jury Trial................................................................12

7       Amendment And Restatement...........................................................13


        Exhibits and Schedules

Exhibit A      Legal Description

Exhibit B      Permitted Encumbrance List

Exhibit C      Development Document List

Exhibit D      Standard Notice of Request for Action by BNPLC

                  CLOSING CERTIFICATE AND AGREEMENT (PHASE IV)


        This CLOSING CERTIFICATE AND AGREEMENT (PHASE IV) (this "AGREEMENT"), by and between NETWORK APPLIANCE, INC., a California corporation ("NAI"), and BNP LEASING CORPORATION, a Delaware corporation ("BNPLC"), is made and dated as of October 2, 2000 (the "EFFECTIVE Date").


                                    RECITALS

        A. Contemporaneously with the execution of this Agreement, BNPLC and NAI are executing a Common Definitions and Provisions Agreement (Phase IV - Improvements) (the "IMPROVEMENTS CDPA"), and a Common Definitions and Provisions Agreement (Phase IV - Land) (the "LAND CDPA"), each dated as of the Effective Date, which are each incorporated into and made a part of this Agreement for all purposes. Capitalized terms defined in the Improvements CDPA and used but not otherwise defined herein are intended in this Agreement to have the respective meanings ascribed to them in the Improvements CDPA. Any capitalized terms defined in the Land CDPA and used but not otherwise defined herein or in the Improvements CDPA are intended in this Agreement to have the respective meanings ascribed to them in the Land CDPA. As used in this Agreement, "PROPERTY" is intended to mean, collectively, the Property as defined in the Improvements CDPA and the Property as defined in the Land CDPA; "IMPROVEMENT DOCUMENTS" is intended to mean, collectively, the Operative Documents as defined in the Improvements CDPA; "LAND DOCUMENTS" is intended to mean the Operative Documents as defined in the Land CDPA; "OPERATIVE DOCUMENTS" is intended to mean the Improvement Documents and the Land Documents, collectively; "IMPROVEMENTS LEASE" is intended to mean the Lease as defined in the Improvements CDPA; "LEASES" is intended to mean the Improvements Lease and the Lease as defined in the Land CDPA, collectively; "PURCHASE AGREEMENTS" is intended to mean the Purchase Agreement as defined in the Improvements CDPA and the Purchase Agreement as defined in the Land CDPA, collectively; collectively; "PLEDGE AGREEMENTS" is intended to mean the Pledge Agreement as defined in the Improvements CDPA and the Pledge Agreement as defined in the Land CDPA, collectively; and "DESIGNATED SALE DATE" is intended to mean the earlier of the Designated Sale Date as defined in the Improvements CDPA or the Designated Sale Date as defined in the Land CDPA.

        B. NAI and BNPLC previously executed that Closing Certificate (Phase IV) and Agreement dated as of December 20, 1999 (the "Prior Closing Certificate and Agreement"). NAI and BNPLC have agreed to amend, restate and replace the Prior Closing Certificate and Agreement as provided in Paragraph 6 below.

        C. At the request of NAI and to facilitate the transactions contemplated in the other Operative Documents, BNPLC has acquired the Land described in Exhibit A attached hereto from Seller and any existing Improvements thereon, subject to the Permitted Encumbrances described in Exhibit B attached hereto and with the understanding that development and use of such Land may be subject to or benefitted by the Development Documents described in Exhibit C attached hereto (if any).

        D. As a condition to its continued ownership of the Land and execution of the other Operative Documents, BNPLC requires the representations, warranties and covenants of NAI set out below.

        E. As a condition to its execution of other Operative Documents, NAI requires the representations and covenants of BNPLC set out below.

        NOW, THEREFORE, in consideration of the above recitals and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

        1 REPRESENTATIONS, WARRANTIES AND COVENANTS OF NAI CONCERNING THE PROPERTY. NAI represents, warrants and covenants as follows:

        (A) Condition of the Property. The Land as described in Exhibit A is the same as the land shown on the plat included as part of the survey titled "ALTA/ACSM LAND TITLE SURVEY FOR NETWORK APPLIANCE, 1345 CROSSMAN AVENUE, 1347 CROSSMAN AVENUE, 1330 GENEVA DRIVE, AND 1350 GENEVA DRIVE" made by Kier & Wright, Licensed Land Surveyor, dated September 20, 2000, as Job No. 97208-16, which survey was delivered to BNPLC at the request of NAI. All material improvements on the Land as of the date hereof are as shown on that survey, and except as shown on the survey there are to the best of NAI's knowledge no easements or encroachments visible or apparent from an inspection of the Land. No significant encroachment of building Improvements exist across the boundaries of the Land described in Exhibit A, and no significant building Improvements that presently exist (or that will be constructed by NAI as part of the Construction Project) on the Land may be disturbed by reason of the exercise of easement or other rights created by any of the Permitted Encumbrances. Adequate provision has been made for the Land and the Property to be served by electric, gas, storm and sanitary sewers, sanitary water supply, telephone and other utilities required for the use thereof. All streets, alleys and easements necessary to serve the Land and Improvements contemplated by the Improvements Lease and the Construction Management Agreement have been completed and are serviceable (or can and will be completed at a cost that is reasonable in connection with the construction contemplated in the Construction Management Agreement). To the best of NAI's knowledge, no extraordinary circumstances (including any use of the Land as a habitat for endangered species) exists that would materially and adversely affect the construction of Improvements contemplated by the Construction Management Agreement, the use of any Improvements for their intended purposes or other reasonable future development of the Land. NAI is not aware of any latent or patent material defects or deficiencies in the Property that, either individually or in the aggregate, could materially and adversely affect the use or occupancy of the Property or the construction or use of Improvements as permitted by the Improvements Lease and the Construction Management Agreement or could reasonably be anticipated to endanger life or limb. No part of the Land is within a flood plain as designated by any governmental authority.

        (B) Title to the Property. The deed that Seller executed in favor of BNPLC pursuant to the Existing Contract vested in BNPLC good and marketable title to the Land and existing Improvements thereon, subject only to the Permitted Encumbrances, the Development Documents and any Liens Removable by BNPLC. NAI shall not, without the prior consent of BNPLC, create, place or authorize, or through any act or failure to act, acquiesce in the placing of, any deed of trust, mortgage or other Lien, whether statutory, constitutional or contractual against or covering the Property or any part thereof (other than Permitted Encumbrances and Liens Removable by BNPLC), regardless of whether the same are expressly or otherwise subordinate to the Operative Documents or BNPLC's interest in the Property.

        (C) Title Insurance. Without limiting NAI's obligations under the preceding subparagraph, contemporaneously with the execution of this Agreement NAI shall provide to BNPLC a title insurance policy (or binder committing the applicable title insurer to issue a title insurance policy, without the payment of further premiums) in the amount of no less than $126,000,000, in form and substance satisfactory to BNPLC, written by one or more title insurance companies satisfactory to BNPLC and insuring BNPLC's fee estate in the Land and Improvements.

        (D) Environmental Representations. To the knowledge of NAI except as otherwise disclosed in the Environmental Report: (i) no Hazardous Substances Activity has occurred prior to the Effective Date; (ii) no owner or operator of the Property has reported or been required to report any release of any

Hazardous Substances on or from the Property pursuant to any Environmental Law; and (iii) no owner or operator of the Property has received from any federal, state or local governmental authority any warning, citation, notice of violation or other communication regarding a suspected or known release or discharge of Hazardous Substances on or from the Property or regarding a suspected or known violation of Environmental Laws concerning the Property. Further, NAI represents that to its knowledge, the Environmental Report taken as a whole is not misleading or inaccurate in any material respect.

        (E) Cooperation by NAI and its Affiliates. If neither NAI nor an Applicable Purchaser purchases the Property pursuant to the Purchase Agreements on the Designated Sale Date, then after the Designated Sale Date:

               (1)if a use of the Property by BNPLC or any removal or modification of Improvements proposed by BNPLC would violate any Permitted Encumbrance, Development Document or Applicable Law unless NAI or any of its Affiliates, as an owner of adjacent property or otherwise, gave its consent or approval thereto or agreed to join in a modification of a Permitted Encumbrance or Development Document, then NAI shall, to the extent it can without violating Applicable Law, give and cause its Affiliates to give such consent or approval or join in such modification;

               (2)to the extent, if any, that any Permitted Encumbrance, Development Document or Applicable Law requires the consent or approval of NAI or any of its Affiliates or of the City of Sunnyvale or any other Person to a transfer of any interest in the Property by BNPLC or its successors or assigns, NAI will without charge give and cause its Affiliates to give such consent or approval and will cooperate in any way reasonably requested by BNPLC to assist BNPLC to obtain such consent or approval from the City or any other Person; and

               (3)NAI's obligations under this subparagraph 1(E) shall be binding upon any successor or assign of NAI with respect to the Land and other properties encumbered by the Permitted Encumbrances or subject to the Development Documents.

        2 OTHER REPRESENTATIONS, WARRANTIES, COVENANTS AND ACKNOWLEDGMENTS OF NAI. NAI represents, warrants, covenants and acknowledges as follows:

        (A) No Default or Violation of Other Agreements. The execution, delivery and performance by NAI of this Agreement and the other Operative Documents do not and will not constitute a breach or default under any other material agreement or contract to which NAI is a party or by which NAI is bound or which affects the Property, and do not violate or contravene any law, order, decree, rule or regulation to which NAI is subject, and such execution, delivery and performance by NAI will not result in the creation or imposition of (or the obligation to create or impose) any lien, charge or encumbrance on, or security interest in, NAI's property pursuant to the provisions of any such other material agreement.

        (B) No Suits. Other than as previously disclosed in NAI's most recent 10-K filings with the Securities and Exchange Commission (copies of which have been delivered to BNPLC), there are no judicial or administrative actions, suits, proceedings or investigations pending or, to NAI's knowledge, threatened that will adversely affect the Property or the validity or enforceability or priority of this Agreement or any other Operative Document, and NAI is not in default with respect to any order, writ, injunction, decree or demand of any court or other governmental or regulatory authority that could materially and adversely affect the use, occupancy or operation of the Property for the purposes contemplated in the Leases. No condemnation or other like proceedings are pending or, to NAI's knowledge, threatened against the Property.

        (C) Enforceability. The execution, delivery and performance of each of the Operative Documents by NAI are duly authorized, are not in contravention of or conflict with any term or provision of NAI's articles of incorporation or bylaws and do not, to NAI's knowledge, conflict with any Applicable Laws or require the consent or approval of any governmental body or other regulatory authority that has not heretofore been obtained; provided, some consents or approvals which are readily obtainable and which are required for NAI's performance under the Operative Documents (for example, building permits required for construction of the Construction Project) may not have been heretofore obtained, but NAI shall obtain such consents or approvals as required in connection with its performance of the Operative Documents. Each of the Operative Documents are valid, binding and legally enforceable obligations of NAI except as such enforcement is affected by bankruptcy, insolvency and similar laws affecting the rights of creditors, generally, and equitable principles of general application.

        (D) Solvency. NAI is not "insolvent" on the date hereof (that is, the sum of NAI's absolute and contingent liabilities - including the obligations of NAI under this Agreement and the other Operative Documents - does not exceed the fair market value of NAI's assets) and has no outstanding liens, suits, garnishments or court actions which could render NAI insolvent or bankrupt. NAI's capital is adequate for the businesses in which NAI is engaged and intends to be engaged. NAI has not incurred (whether hereby or otherwise), nor does NAI intend to incur or believe that it will incur, debts which will be beyond its ability to pay as such debts mature. There has not been filed by or, to NAI's knowledge, against NAI a petition in bankruptcy or a petition or answer seeking an assignment for the benefit of creditors, the appointment of a receiver, trustee, custodian or liquidator with respect to NAI or any significant portion of NAI's property, reorganization, arrangement, rearrangement, composition, extension, liquidation or dissolution or similar relief under the federal Bankruptcy Code or any state law. The financial statements and all financial data heretofore delivered to BNPLC relating to NAI are true, correct and complete in all material respects. No material adverse change has occurred in the financial position of NAI as reflected in NAI's financial statements covering the most recent fiscal period for which NAI's financial statements have been published.

        (E) Organization. NAI is duly incorporated and legally existing under the laws of the State of California. NAI has all requisite corporate power and has procured or will procure on a timely basis all governmental certificates of authority, licenses, permits, qualifications and similar documentation required to fulfill its obligations under this Agreement and the other Operative Documents. Further, NAI has the corporate power and adequate authority, rights and franchises to own NAI's property and to carry on NAI's business as now conducted and is duly qualified and in good standing in each state in which the character of NAI's business makes such qualification necessary (including the State of California) or, if it is not so qualified in a state other than California, such failure does not have a material adverse effect on the properties, assets, operations or businesses of NAI and its Subsidiaries, taken as a whole.

        (F) Existence. So long as any of the Operative Documents continue in force, NAI shall continuously maintain its existence and its qualification to do business in the State of California.

        (G) Not a Foreign Person. NAI is not a "foreign person" within the meaning of Sections 1445 and 7701 of the Code (i.e. NAI is not a non-resident alien, foreign corporation, foreign partnership, foreign trust or foreign estate as those terms are defined in the Code and regulations promulgated thereunder).

        (H) Investment Company Act. NAI is not an "investment company" or a company "controlled" by an "investment company" within the meaning of the Investment Company Act of 1940, as amended.

        (I) ERISA. NAI is not and will not become an "employee benefit plan" (as defined in Section 3(3) of ERISA) which is subject to Title I of ERISA. The assets of NAI do not and will not in the future constitute "plan assets" of one or more such plans within the meaning of 29 C.F.R. Section 2510.3-101. NAI is not and will not become a "governmental plan" within the meaning of Section 3(32) of ERISA.

Transactions by or with NAI are not subject to state statutes regulating investments of and fiduciary obligations with respect to governmental plans. Each Plan and, to the knowledge of NAI, any Multiemployer Plan, is in compliance with, and has been administered in compliance with, the applicable provisions of ERISA, the Code and any other applicable Federal or state law in all respects, the failure to comply with which would have a material adverse effect upon the properties, assets, operations or businesses of NAI and its Subsidiaries taken as a whole. As of the date hereof no event or condition is occurring or exists which would require a notice from NAI under subparagraph 15(c)(vi) of the Leases.

        (J) Use of Proceeds. In no event shall the funds advanced to NAI pursuant to the Operative Documents be used directly or indirectly for personal, family, household or agricultural purposes or for the purpose, whether immediate, incidental or ultimate, of purchasing, acquiring or carrying any "margin stock" or any "margin securities" (as such terms are defined in Regulation U promulgated by the Board of Governors of the Federal Reserve System) or to extend credit to others directly or indirectly for the purpose of purchasing or carrying any such margin stock or margin securities. NAI represents and warrants that NAI is not engaged principally, or as one of NAI's important activities, in the business of extending credit to others for the purpose of purchasing or carrying such margin stock or margin securities.

        (K) Omissions. None of NAI's representations or warranties contained in this Agreement or any other Operative Document or any other document, certificate or written statement furnished to BNPLC by or on behalf of NAI contains any untrue statement of a material fact or omits a material fact necessary in order to make the statements contained herein or therein (when taken in their entireties) not misleading.

        (L)[Intentionally deleted].

        (M) Further Assurances. NAI shall, on request of BNPLC, (i) execute, acknowledge, deliver and record or file such further instruments and do such further acts as may be necessary, desirable or proper to carry out more effectively the purposes of this Agreement or any other Operative Document and to subject to this Agreement or any other Operative Document any property intended by the terms hereof or thereof to be covered hereby or thereby, including specifically, but without limitation, any renewals, additions, substitutions, replacements or appurtenances to the Property; (ii) execute, acknowledge, deliver, procure and record or file any document or instrument deemed advisable by BNPLC to protect its rights in and to the Property against the rights or interests of third persons; and (iii) provide such certificates, documents, reports, information, affidavits and other instruments and do such further acts as may be necessary, desirable or proper in the reasonable determination of BNPLC to enable BNPLC to comply with the requirements or requests of any agency or authority having jurisdiction over it.

        Without limiting the forgoing, NAI shall cooperate with BNPLC as reasonably required to allow BNPLC to induce banks not affiliated with BNPLC to become Participants. Such cooperation will include the payment of fees ("UPFRONT SYNDICATION FEES") as provided under the heading "Upfront Fees" in the letter from BNPLC to NAI dated August 21, 2000. Such cooperation will also include the execution of one or more modification agreements proposed by BNPLC to any of the Operative Documents, which agreements may change the Spread, Unsecured Spread, Commitment Fee Rate or may limit NAI's right to designate a new Collateral Percentage under Section 3.1 of the Pledge Agreements or may otherwise modify terms and conditions of the Operative Documents as requested by a prospective Participant; provided, however, that the form and substance of any such modification agreements is approved by NAI (which approval will not be unreasonably withheld); and, provided further, that NAI will have no obligation to join with BNPLC in executing any such modification agreement to satisfy a prospective Participant after the earlier of (1) the date that is one hundred twenty days after the Effective Date, or (2) the date upon which other banks not affiliated with BNPLC have become Participants with aggregate Percentages under (and as defined in) the Participation Agreement of no less than eighty percent (80%).

        (N) No Implied Representations or Promises by BNPLC. BNPLC AND BNPLC'S AGENTS HAVE MADE NO REPRESENTATIONS OR PROMISES WITH RESPECT TO THE PROPERTY EXCEPT AS EXPRESSLY SET FORTH IN THE OTHER OPERATIVE DOCUMENTS, AND NO RIGHTS, EASEMENTS OR LICENSES ARE BEING ACQUIRED BY NAI BY IMPLICATION OR OTHERWISE EXCEPT AS EXPRESSLY SET FORTH IN THE OTHER OPERATIVE DOCUMENTS.

        3  LIMITED COVENANTS AND REPRESENTATIONS BY BNPLC.

        (A) Cooperation of BNPLC to Facilitate Construction, Development and Use. So long as the Leases remain in force and NAI remains in possession of the Property, BNPLC shall take any action reasonably requested by NAI to facilitate the construction or use of the Property permitted by the Leases or the Construction Management Agreement; provided, however, that:

               (1) This subparagraph 3(A) shall not impose upon BNPLC the obligation to take any action that can be taken by NAI, NAI's Affiliates or anyone else other than BNPLC as the owner of the Property.

               (2) BNPLC shall not be required by this subparagraph 3(A) to make any payment to another Person unless BNPLC shall first have received funds from NAI, in excess of any other amounts due from NAI under any of the Operative Documents, sufficient to make the payment. (This clause
        (2) will not be construed as limiting the right of NAI to obtain additional Construction Advances, on and subject to the terms and conditions set forth in the Construction Management Agreement, for payments NAI itself may pay or incur an obligation to pay to another Person.)

               (3) BNPLC shall have no obligations whatsoever under this subparagraph 3(A) at any time after a CMA Termination Event or when an Event of Default shall have occurred and be continuing.

               (4) NAI must request any action to be taken by BNPLC pursuant to this subparagraph 3(A), and such request must be specific and in writing, if required by BNPLC at the time the request is made. A suggested form for such a request is attached as Exhibit D.

               (5) No action may be required of BNPLC pursuant to this subparagraph 3(A) that could constitute a violation of any Applicable Laws or compromise or constitute a waiver of BNPLC's rights under other provisions of this Agreement or any of the other Operative Documents or that for any other reason is reasonably objectionable to BNPLC.

        The actions BNPLC shall take pursuant to this subparagraph 3(A) if reasonably requested by NAI will include, subject to the conditions listed in the proviso above, executing or consenting to, or exercising or assisting NAI to exercise rights under any (I) grant of easements, licenses, rights of way, and other rights in the nature of easements encumbering the Land or the Improvements, (II) release or termination of easements, licenses, rights of way or other rights in the nature of easements which are for the benefit of the Land or Improvements or any portion thereof, (III) dedication or transfer of portions of the Land not improved with a building, for road, highway or other public purposes, (IV) agreements (other than with NAI or its Affiliates) for the use and maintenance of common areas, for reciprocal rights of parking, ingress and egress and amendments to any covenants and restrictions affecting the Land or any portion thereof, (V) documents required to create or administer a governmental special benefit district or assessment district for public improvements and collection of special assessments, (VI) instruments necessary or desirable for the exercise or enforcement of rights or performance of obligations under any Permitted Encumbrance or any contract, permit, license, franchise or other right included within the term "Property" (including, without limitation, under the Development Documents), (VII) modifications of

Permitted Encumbrances or Development Documents, (VIII) permit applications or other documents required to accommodate the Construction Project, (IX) confirmations of NAI's rights under any particular provisions of the Operative Documents which NAI may wish to provide to a third party or (X) execution or filing of a tract or parcel map subdividing the Land into lots or parcels or to adjust boundary lines of the Land to facilitate construction thereon or on adjacent land which NAI leases from BNPLC. However, the determination of whether any such action is reasonably requested or reasonably objectionable to BNPLC may depend in whole or in part upon the extent to which the requested action shall result in a lien to secure payment or performance obligations against BNPLC's interest in the Property, shall cause a decrease in the value of the Property to less than forty-five percent (45%) of Stipulated Loss Value after any Qualified Prepayments that may result from such action are taken into account, or shall impose upon BNPLC any present or future obligations greater than the obligations BNPLC is willing to accept in reliance on the indemnifications provided by NAI under the Operative Documents.

        Any Losses incurred by BNPLC because of any action taken pursuant to this subparagraph 3(A) shall be covered by the indemnifications set forth in subparagraph 5(c) of the Leases. Further, for purposes of such indemnification, any action taken by BNPLC will be deemed to have been made at the request of NAI if made pursuant to any request of counsel to or any officer of NAI (or with their knowledge, and without their objection) in connection with the execution or administration of the Leases or the other Operative Documents.

        (B) Actions Permitted by NAI Without BNPLC's Consent. No refusal by BNPLC to execute or join in the execution of any agreement, application or other document requested by NAI pursuant to the preceding subparagraph 3(A) shall preclude NAI from itself executing such agreement, application or other document; provided, that in doing so NAI is not purporting to act for BNPLC and does not thereby create or expand any obligations or restrictions that encumber BNPLC's title to the Property. Further, subject to the other terms and conditions of the Leases and other Operative Documents, NAI shall be entitled to do any of the following in NAI's own name and to the exclusion of BNPLC without any notice to or consent of BNPLC, provided, that (i) the Leases remain in force, (ii) NAI remains in possession of the Property, (iii) no Event of Default has occurred and is continuing, (iv) no CMA Termination Event has occurred, and
(v) NAI is not purporting to act for BNPLC and does not thereby create or expand any obligations or restrictions that encumber BNPLC's title to the Property:

               (1) perform obligations arising under and exercise and enforce the rights of NAI or the owner of the Property under the Development Documents and Permitted Encumbrances;

               (2) perform obligations arising under and exercise and enforce the rights of NAI or the owner of the Property with respect to any other contracts or documents (such as building permits) included within the Personal Property;

               (3) recover and retain any monetary damages or other benefit inuring to NAI or the owner of the Property through the enforcement of any rights, contracts or other documents included within the Personal Property (including the Development Documents and Permitted Encumbrances); provided, that to the extent any such monetary damages may become payable as compensation for an adverse impact on value of the Property, the rights of BNPLC and NAI hereunder with respect to the collection and application of such monetary damages shall be the same as for condemnation proceeds payable because of a taking of all or any part of the Property; and

               (4) without limiting the foregoing, as tenant under the Improvements Lease, (i) collect and retain all rents paid under the Premises Leases; (ii) recover and retain any monetary damages or other benefit inuring to NAI or the owner of the Real Property through the enforcement of any rights under the Premises Leases (provided that this subsection (ii) shall not apply to any damages or benefits that are required by the terms of the Lease to be paid over to BNPLC); (iii) cancel or accept the surrender of any space under any Premises Lease; and (iv) enforce any guaranties or other collateral provided by Lessees under the Premises Leases and retain the proceeds thereof.

        (C) Waiver of Landlord's Liens. BNPLC waives any security interest, statutory landlord's lien or other interest BNPLC may have in or against computer equipment and other tangible personal property placed on the Land from time to time that NAI or its Affiliates own or lease from other lessors; provided, however, that BNPLC does not waive its interest in or rights with respect to equipment or other property included within the "Property" as described in Paragraph 7 of the Improvements Lease. Although computer equipment or other tangible personal property may be "bolted down" or otherwise firmly affixed to Improvements, it shall not by reason thereof become part of the Improvements if it can be removed without causing structural or other material damage to the Improvements and without rendering HVAC or other major building systems inoperative and if it does not otherwise constitute "Property" as provided in Paragraph 7 of the Improvements Lease.

        (D) Estoppel Letter. Upon thirty days written request by NAI at any time and from time to time prior to the Designated Sale Date, BNPLC shall provide a statement in writing certifying that the Operative Documents are unmodified and in full effect (or, if there have been modifications, that the Operative Documents are in full effect as modified, and setting forth such modifications), certifying the dates to which the rents payable by NAI under the Leases has been paid, stating whether BNPLC is aware of any default by NAI that may exist under the Leases and confirming BNPLC's agreements concerning landlord's liens and other matters set forth in subparagraph 3(C). It being intended that any such statement by BNPLC may be relied upon by anyone with whom NAI may intend to enter into an agreement for construction of the Improvements or other significant agreements concerning the Property.

        (E) Limited Representations by BNPLC Concerning Accounting Matters. BNPLC is not expected or required to represent or warrant that the Leases or other agreements comprising the Operative Documents will qualify for any particular accounting treatment under GAAP. However, to permit NAI to determine for itself the appropriate accounting for the Operative Documents, BNPLC does represent to NAI the following as of the Effective Date:

               (1) Equity capital invested in BNPLC is greater than three percent (3%) of the aggregate of all lease funding amounts (including participations) of BNPLC. Such equity capital investments constitute equity in legal form and are reflected as shareholders' equity in the financial statements and accounting records of BNPLC.

               (2) BNPLC is one hundred percent (100%) owned by French American Bank Corporation, which is one hundred percent (100%) owned by BNPLC's Parent.

               (3) BNPLC leases properties of substantial value to more than fifteen tenants.

               (4) All parties to whom BNPLC has any material obligations known to BNPLC are (and are expected to be) Affiliates of BNPLC's Parent, Participants, or participants with BNPLC in other leasing deals or loans made by BNPLC, or other tenants or borrowers in such other leasing deals or loans.

               (5) BNPLC has substantial assets in addition to the Property, assets which BNPLC believes to have a value far in excess of the value of the Property.

               (6) Other than any Funding Advances provided from time to time by Participants under the Participation Agreement, BNPLC expects to obtain all Funding Advances from BNP Paribas or other Affiliates of BNPLC(including Funding Advances to cover Carrying Costs and other amounts to be capitalized as part of the Outstanding Construction Allowance, and assuming that NAI uses the Maximum Construction Allowance under the Construction Management Agreement), and to the extent that BNP Paribas or such other Affiliates themselves borrow or accept bank deposits to obtain the funds needed to provide such Funding Advances, the obligation to repay such funds shall not be limited, by agreement or corporate structure, to payments collected from NAI or otherwise recovered from the Property.

               (7) BNPLC has not obtained residual value insurance or a residual value guarantee from any third party to ensure the recovery of its investment in the Property.

               (8) BNPLC does not intend to take any action during the terms of the Leases that would change, or anticipate any change in, any of the facts listed above in this subparagraph.

NAI shall have the right to ask BNPLC questions from time to time concerning BNPLC's financial condition, concerning matters relevant to the proper accounting treatment of the Leases on NAI's financial statements and accounting records (including the amount of BNPLC's equity capital as a percentage of the aggregate of all lease funding amounts [including participations] by BNPLC) or concerning BNPLC's ability to perform under the Leases or the Purchase Agreements, to which questions BNPLC shall promptly respond. Such response, however, may be limited to a statement that BNPLC will not provide requested information; provided, however, BNPLC must notify NAI in writing if at any time during the terms of the Leases BNPLC ceases to be 100% owned, directly or indirectly, by BNP Paribas, or if at any time during the terms of the Leases BNPLC believes it could not represent that the statements in clauses (1), (5) and (7) above continue to be accurate, whether because of a change in the capital structure of BNPLC, a purchase of residual value insurance with respect to the Property or otherwise.

        (F) Other Limited Representations by BNPLC. BNPLC represents that:

               (1) No Default or Violation. The execution, delivery and performance by BNPLC of this Agreement and the other Operative Documents do not and will not constitute a breach or default under any material contract or agreement to which BNPLC is a party or by which BNPLC is bound and do not, to the knowledge of BNPLC, violate or contravene any law, order, decree, rule or regulation to which BNPLC is subject. (As used in this subparagraph 3(F), "BNPLC'S KNOWLEDGE" means the present actual knowledge of Lloyd Cox, the current officer of BNPLC having primary responsibility for the negotiation of the Operative Documents.)

               (2) No Suits. There are no judicial or administrative actions, suits, proceedings or investigations pending or, to BNPLC's knowledge, threatened against BNPLC that are reasonably likely to affect BNPLC's interest in the Property or the validity, enforceability or priority of the Leases or the Purchase Agreements, and BNPLC is not in default with respect to any order, writ, injunction, decree or demand of any court or other governmental or regulatory authority that could materially and adversely affect the business or assets of BNPLC or its interest in the Property.

               (3) Enforceability. The execution, delivery and performance of each of the Operative Documents by BNPLC are duly authorized, are not in contravention of or conflict with any term or provision of BNPLC's articles of incorporation or bylaws and do not, to BNPLC's knowledge, require the consent or approval of any governmental body or other regulatory authority that has not heretofore been obtained or conflict with any Applicable Laws. Each of the Operative Documents are valid, binding and legally enforceable obligations of BNPLC except as such enforcement is affected by bankruptcy, insolvency and similar laws affecting the rights of creditors, generally, and equitable principles of general application; provided, BNPLC makes no representation or warranty that conditions imposed by zoning ordinances or other state or local

        Applicable Laws to the purchase, ownership, lease or operation of the Property have been satisfied.

                (4) Organization. BNPLC is duly incorporated and legally existing under the laws of Delaware and is duly qualified to do business in the State of California. BNPLC has or will obtain on a timely basis, at NAI's expense to the extent so provided in the Leases, all requisite power and all governmental certificates of authority, licenses, permits, qualifications and other documentation necessary to own and lease the Property and to perform its obligations under the Operative Documents.

               (5) Existence. So long as NAI continues to have rights under the Leases or Purchase Agreements, BNPLC shall continuously maintain its existence and, to the extent required to comply with its obligations under the Operative Documents, its qualification to do business in the State of California.

               (6) Not a Foreign Person. BNPLC is not a "foreign person" within the meaning of Sections 1445 and 7701 of the Code (i.e., BNPLC is not a non-resident alien, foreign corporation, foreign partnership, foreign trust or foreign estate as those terms are defined in the Code and regulations promulgated thereunder).

               (7) Bankruptcy. BNPLC's capital is adequate for the businesses in which BNPLC is engaged and intends to be engaged. BNPLC has not incurred (whether hereby or otherwise), nor does BNPLC intend to incur or believe that it will incur, debts which will be beyond its ability to pay as such debts mature. There has not been filed by or, to BNPLC's knowledge, against BNPLC a petition in bankruptcy or a petition or answer seeking an assignment for the benefit of creditors, the appointment of a receiver, trustee, custodian or liquidator with respect to BNPLC or any significant portion of BNPLC's property, reorganization, arrangement, rearrangement, composition, extension, liquidation or dissolution or similar relief under the federal Bankruptcy Code or any state law.

        (G) Partial Release Provisions. So long as no CMA Termination Event shall have occurred and no Event of Default shall have occurred and be continuing, NAI shall have the option from time to time prior to the Designated Sale Date to purchase or to designate a third party to purchase the Existing Buildings, Building 6, Building 7 or Building 8, together with a portion of the Land under and around the building purchased, as determined by BNPLC in its reasonable discretion (each such building and portion of the Land under and around it being hereinafter referred to, collectively, as a "RELEASE TARGET"), provided that NAI shall have satisfied the following terms and conditions:

               (1) Before exercising any such option, NAI must have obtained all requisite governmental approvals for (and recorded) a new plat or map of the Land, showing the Release Target to be purchased as a separate platted lot such that it can be sold under Applicable Laws separate and apart from the rest of the Land, all in a manner satisfactory to BNPLC. Also, NAI, BNPLC and any other parties with interests in the Property affected thereby must have agreed upon, entered into and recorded such reciprocal easements and restrictive covenants relating to any Release Target to be so sold and the remainder of the Property as BNPLC shall deem necessary or reasonably required to preserve the utility and value of the Property remaining after the conveyance. Such easements may include utility easements, drainage easements, access easements, parking easements, signage easements and lateral support easements. Such restrictive covenants may, among other things, prohibit residential uses and other uses of the Release Target that are reasonably objectionable to BNPLC, as the record owner of the fee interest in adjacent property, including any of the following uses:

               (a) "headshops"; x-rated theaters; establishments for the sale of pornographic materials; massage parlors; steam baths; nude modeling studios or establishments with nude or semi-nude waiters, waitresses or entertainers; adult bookstores; billiard rooms; drive-in or drive through restaurants; bowling alleys; skating rinks; discount stores; second-hand stores; army/navy type stores; governmental "surplus" stores; wholesale or factory outlet stores; cooperative stores; and any similar establishments;

               (b) auctions, fire sales, "going out of business" sales, "tent" sales, bankruptcy sales or outdoor sales of merchandise;

               (c) the use of machines or devices (including video games) operated by insertion of a coin, token, or similar object for the purpose of amusement;

               (d) the use of any of the following advertising audible or visible outside any building: loudspeakers, music or other noise-making devices; balloons or flying objects; mechanical or moving display devices; unusually bright or flashing lights and similar devices; and

               (e) the solicitation of business in the parking or other outside areas or the distribution of handbills or other advertising matter in said areas; and

               (f) any use that results in objectionable or unpleasant odors of the type that a prudent owner of a multi-tenant project of comparable quality and size to the Property would not allow in its project.

               (2)BNPLC and NAI must also have agreed upon the price (the "PARTIAL RELEASE PRICE") for the Release Target. After the construction contemplated by the Construction Management Agreement is completed by NAI as provided therein, the Partial Release Price shall be as set forth below for the applicable Release Target, unless some casualty, condemnation or other event has occurred that, in the reasonable judgment of BNPLC, made the allocations of BNPLC's projected investment in the Property as set forth below disproportionate to the then respective fair market values of the various Release Targets.


       Release Target                                                    Partial Release Price
       --------------                                                    ---------------------
       Existing Buildings.................................................      $  26,700,000
       Building 6.........................................................         32,970,000
       Building 7.........................................................         34,700,000
       Building 8.........................................................         31,630,000
               Total......................................................       $126,000,000


               (3)BNPLC and NAI must also have agreed upon appropriate amendments to the Operative Documents, each in form and substance satisfactory to BNPLC, that will exclude the Release Target being purchased from the Property after the date BNPLC conveys the Release Target. Notwithstanding such exclusion, however, the amendments to the Operative Documents will expressly preserve for BNPLC and other Interested Parties the benefits of indemnities given by NAI in the Operative Documents with respect to the Release Target.

               (4)To exercise such option, NAI must deliver notice thereof to BNPLC not less than ninety days prior to the date upon which NAI intends to acquire the applicable Release Target, and such notice must describe
        (1) the Release Target to be purchased, (2) the date upon which the Release Target is to be conveyed by BNPLC, (3) the Partial Release Price that NAI believes will apply, (4) whether the conveyance will be to NAI or to a third party designated by NAI in such notice, and (5) all easements and restrictive covenants that Extremes proposes to satisfy the conditions of subparagraph (1) above.

                (5) In each case, before BNPLC conveys any Release Target to NAI or a third party designated by NAI, NAI or its designee must have paid to BNPLC the Partial Release Price for such Release Target and, in addition to the Partial Release Price, all costs and expenses incurred by BNPLC in connection with or necessary to consummate the sale, including all Attorneys' Fees and any transfer taxes that of BNPLC may be required to pay because of the sale.

        If NAI properly exercises its option under this subparagraph and satisfies or causes the satisfaction of each of the foregoing terms and conditions, BNPLC shall convey the applicable Release Target to NAI or the third party designated by NAI pursuant to a quitclaim transfer of all of BNPLC's right, title and interest therein on as "as is, where is, with all faults" basis free and clear of the Leases, the Purchase Agreements and any Liens Removable by BNPLC, but otherwise without recourse, representation or warranty of any kind.

        Any Losses incurred by BNPLC because of any action taken pursuant to this subparagraph 3(G) shall be covered by the indemnification provisions set forth in subparagraph 5(c) of each of the Leases. Further, for purposes of such indemnification provisions, any action taken by BNPLC to accomplish a sale as described in this subparagraph will be deemed to have been made at the request of NAI if made pursuant to any request of counsel to or any officer of NAI (or with their knowledge, and without their objection).

        4 OBLIGATIONS OF NAI UNDER OTHER OPERATIVE DOCUMENTS NOT LIMITED BY THIS AGREEMENT. Nothing contained in this Agreement shall limit, modify or otherwise affect any of NAI's obligations under the other Operative Documents, which obligations are intended to be separate, independent and in addition to, and not in lieu of, those established by this Agreement.

        5 OBLIGATIONS OF NAI HEREUNDER NOT LIMITED BY OTHER OPERATIVE DOCUMENTS. Recognizing that but for this Agreement (including the representations of NAI set forth in Paragraphs 1 and 2) BNPLC would not acquire the Property or enter into the other Operative Documents, NAI agrees that BNPLC's rights for any breach of this Agreement (including a breach of such representations) shall not be limited by any provision of the other Operative Documents that would limit NAI's liability thereunder, including any provision therein that would limit NAI's liability in the event of a termination of the Leases or of any of NAI's rights or obligations under the Purchase Agreements.

        6 WAIVER OF JURY TRIAL. BY ITS EXECUTION OF THIS AGREEMENT, EACH OF NAI AND BNPLC HEREBY WAIVES ITS RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF THE OPERATIVE DOCUMENTS OR ANY OF THEM OR ANY OTHER DOCUMENT OR DEALINGS BETWEEN THEM RELATING TO THE PROPERTY. The scope of this waiver is intended to be all-encompassing of any and all disputes that may be filed in any court and that relate to the subject matter of this transaction, including contract claims, tort claims, breach of duty claims, and all other common law and statutory claims. This waiver is a material inducement to each of BNPLC and NAI as they enter into a business relationship; each has already relied on the waiver in entering into the Operative Documents; and each will continue to rely on the waiver in their related future dealings. NAI and BNPLC, each having reviewed this waiver with its legal counsel, knowingly and voluntarily waives its jury trial rights following consultation with legal counsel. THIS WAIVER IS IRREVOCABLE, MEANING THAT IT MAY NOT BE MODIFIED EITHER ORALLY OR IN WRITING, AND THE WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS TO EACH OF THE OPERATIVE DOCUMENTS OR TO ANY OTHER DOCUMENTS OR AGREEMENTS RELATING

TO THE PROPERTY. In the event of litigation, this Agreement may be filed as a written consent to a trial by the court.

        7 AMENDMENT AND RESTATEMENT. This Agreement amends, restates and replaces the Prior Closing Certificate and Agreement.


                          [The signature pages follow.]

        IN WITNESS WHEREOF, this Closing Certificate and Agreement (Phase IV) is hereby executed in multiple originals as of the Effective Date above set forth.


                                        "NAI"

                                        NETWORK APPLIANCE, INC.


                                        By:
                                            ------------------------------------
                                                Name (print):
                                                             -------------------
                                                Title:
                                                      --------------------------

[Continuation of signature pages to Closing Certificate and Agreement dated to be effective October 2, 2000]


                                  "BNPLC"

                                  BNP LEASING CORPORATION


                                  By:
                                     ------------------------------------------
                                          Lloyd G. Cox, Senior Vice President

                                    EXHIBIT A

                                LEGAL DESCRIPTION

The real property located in the City of Sunnyvale, County of Santa Clara, State of California, described as follows:

TRACT 1:

All of Parcel 2, as shown upon that certain Map entitled, "Parcel Map lying within the City of Sunnyvale, being a resubdivision of a portion of Parcel B, as shown upon that certain Parcel Map recorded in Book 345 of Maps, at page 20, Santa Clara County Records," which Map was filed for record in the Office of the Recorder of the County of Santa Clara, State of California, on November 17, 1976, in Book 383 of Maps, at page 35.

TRACT 2:

Together with an easement for vehicles parking over the following described property:

A 7-foot strip of land for parking easement purposes over a portion of Parcel A, as said Parcel A is shown on that certain Parcel Map filed for record on November 10, 1974 in Book 292 of Maps, at page 41, records of said County, and being more particularly described as follows:

Commencing at the Northeast corner of said Parcel A; thence North 75(degrees)8'27" West 500.00 feet along the Northeasterly line of said Parcel A; thence South 14(degrees)51'33" West 7.00 feet; thence parallel to Northeasterly line of said Parcel A, South 75(degrees)08'27" East 500.00 feet to the Southeast line of said Parcel A, North 14(degrees)51'33" East 7.00 feet to the point of beginning.

APN:  110-32-002
ARB:  110-3-65.02


TRACT 3:

Parcel 1, as shown on that certain Parcel Map which filed for record in the office of the recorder of the County of Santa Clara, State of California on July 7, 1994, in Book 657 of Parcel Maps, Page 9.

APN:  110-32-6
ARB:  110-3-x65

TRACT 4:

Parcel 2, as shown on that certain Parcel Map which filed for record in the office of the recorder of the County of Santa Clara, State of California on July 7, 1994, in Book 657 of Parcel Maps, Page 9.

APN:  110-32-7
ARB:  110-3-x65

TRACT 5:

Parcel 2, as shown on that certain parcel Map which filed for record in the office of the recorder of the County of Santa Clara, State of California on October 7, 1998, in Book 708 of Parcel Maps, Pages 51 and 52.

APN:  110-32-12
ARB:  110-03-65.11

                                    EXHIBIT B

                             PERMITTED ENCUMBRANCES

TRACT 1 and 2:

1.      TAXES for the fiscal year 2000-2001, a lien not yet due or payable.

2. THE LIEN of supplemental taxes, if any, assessed pursuant to Chapter 3.5 commencing with Section 75 of the California Revenue and Taxation Code, resulting from changes of ownership or completion of construction on or after the date hereof.

3. LIMITATIONS, covenants, conditions, restrictions, reservations, exceptions or terms, but deleting any covenant, condition or restriction indicating a preference, limitation or discrimination based on race, color, religion, sex, handicap, familial status, or national origin to the extent such covenants, conditions or restrictions violate 42 USC 3604(c), contained in the document recorded December 23, 1971 in Book 9640, page 443, Official Records.

        Assignments and Assumption, executed by Moffett Park Associates, a partnership to Prudential Insurance Company of America, recorded February 8, 1977 in Book C583, page 685, Official Records.

4.      AGREEMENT on the terms and conditions contained therein,
        For           : Waiver of Construction Credits
        Between       : Moffett Park Associates
        And           : None Shown
        Recorded      : September 28, 1976 in Book C307, page 346, Official
                        Records.

5.      EASEMENT for the purposes stated herein and incidents thereto
        Purpose       : Construction, reconstruction, operation, repair,
                        maintenance, replacement, relocation and enlargement of Public Utilities
        Granted to    : The City of Sunnyvale, a municipal corporation
        Recorded      : November 16, 1976 in Book C414, page 105, Official
                        Records
        Affects       : as follows:

        Being a portion of Parcel B as shown on that certain Parcel Map recorded August 28, 1974 in Book of Maps, at page 20, Santa Clara County Records; a strip of land 10 feet in width, measured at right angles lying Northerly and Easterly of and contiguous to the following described line; beginning at the intersection of the Westerly line of Crossman Road, 90 feet in width, with the Northerly line of Parcel A as shown on said Map; thence North 75(degrees) 7' 58" West along said Northerly line of Parcel A 450.13 feet; thence leaving said Northerly line, North 30(degrees) 7' 48" West 210.69 feet; thence North 75(degrees) 8' 27" West 391.04 feet to a point on the Easterly line of the proposed Geneva Drive, 60 feet wide, said point being the terminus of said easement.

6. ANY RIGHTS, interests, or claims adverse to those of the vestee herein which may exist or arise by reason of the following facts shown on a survey plat entitled ALTA/ACSM Land Title Survey for: Network Appliance, 1345 Crossman Avenue, dated September 20, 2000, prepared by Kier & Wright, Job No. 97208-16.

TRACT 3:

1.      TAXES for the fiscal year 2000-2001, a lien not yet due or payable.

2. THE LIEN of supplemental taxes, if any, assessed pursuant to Chapter 3.5 commencing with Section 75 of the California Revenue and Taxation Code, resulting from changes of ownership or completion of construction on or after the date hereof.

3.      EASEMENT for the purposes stated herein and incidents thereto
        Purpose     : Slope Easement
        In favor of : City of Sunnyvale
        Recorded    : October 9, 1964 in Book 6695, page 430, Official Records
        Affects     : Easterly 18 feet, as shown on a survey plat entitled
                    ALTA/ACSM Land Title Survey for: Network Appliance, 1345
                    Crossman Avenue, dated September 20, 2000, prepared by
                    Kier & Wright, Job No. 97208-16.

4.      EASEMENT for the purposes stated herein and incidents thereto
        Purpose     : Public utilities easement
        In favor of : City of Sunnyvale
        Recorded    : October 9, 1964 in Book 6695, page 450, Official Records
        Affects     : Easterly 7 feet, as shown on a survey plat entitled
                    ALTA/ACSM Land Title Survey for: Network Appliance, 1345
                    Crossman Avenue, dated September 20, 2000, prepared by
                    Kier & Wright, Job No. 97208-16.

5. Covenants, Conditions and Restrictions in the Declaration of Protective Covenants - Moffett Industrial Park No. 2) recorded December 23, 1971 in Book 9640, page 443, Official Records; which provide that a violation thereof shall not defeat or render invalid the lien of any Mortgage or Deed of Trust made in good faith and for value. Said Covenants, Conditions and Restrictions do not provide for reversion of title in the event of a breach thereof. Restrictions, if any, based upon race, color, religion, sex, handicap, familial status, or national origin are deleted, unless and only to the extent that said covenant (a) is exempt under Chapter 42, Section 3607, of the United States Code, or (b) related to handicap but does not discriminate against handicapped persons.

        ASSIGNMENT AND ASSUMPTION of the rights, powers, duties, obligations, and reservations of Moffett Park Associates, in favor of The Prudential Insurance Company of America, recorded February 8, 1977 in Book C583, page 685, Official Records.

6.      EASEMENT for the purposes stated herein and incidents thereto

        Purpose     : Public utilities
        Granted to  : City of Sunnyvale
        Recorded    : November 16, 1976 in Book C414, page 105, Official Records
        Affects     : Southerly 10 feet, as shown on a survey plat entitled
                    ALTA/ACSM Land Title Survey for: Network Appliance, 1345
                    Crossman Avenue, dated September 20, 2000, prepared by
                    Kier & Wright, Job No. 97208-16.

7. LIMITATIONS, covenants, restrictions, reservations, exceptions or terms, but deleting any covenant, condition or restriction indicating a preference, limitation or discrimination based on race, color, religion, sex, handicap, familial status, or national origin to the extent such covenants, conditions or restrictions violate 42 USC 3604(c), contained in the document recorded February 5, 1980 in Book F122, page 460, Official Records.

8. ANY RIGHTS, interests, or claims adverse to those of the vestee herein which may exist or arise by reason of the following facts shown on a survey plat entitled ALTA/ACSM Land Title Survey for: Network Appliance, 1345 Crossman Avenue, dated September 20, 2000, prepared by Kier & Wright, Job No. 97208-16.

        (a) The fact that a chain link fence extends across the southerly boundary of said land.



TRACT 4:

1.      TAXES for the fiscal year 2000-2001, a lien not yet due or payable.

2. THE LIEN of supplemental taxes, if any, assessed pursuant to Chapter 3.5 commencing with Section 75 of the California Revenue and Taxation Code, resulting from changes of ownership or completion of construction on or after the date hereof.

3.      EASEMENT for the purposes stated herein and incidents thereto
        Purpose      : Slope Easement
        In favor of  : City of Sunnyvale
        Recorded     : November 16, 1976 in Book C414, page 90, Official Records
        Affects      : Westerly 5 feet, as shown on a survey plat entitled
                     ALTA/ACSM Land Title Survey for: Network Appliance, 1345
                     Crossman Avenue, dated September 20, 2000, prepared by
                     Kier & Wright, Job No. 97208-16.

4. EASEMENT recorded on that certain Map for the purposes stated herein and incidents thereto
        Purpose     : Public utilities easement
        Recorded    : July 7, 1994 in Book 657 of Maps, page 9, Official Records
        Affects     : Westerly 10 feet, as shown on a survey plat entitled
                    ALTA/ACSM Land Title Survey for: Network Appliance, 1345
                    Crossman Avenue, dated September 20, 2000, prepared by
                    Kier & Wright, Job No. 97208-16.

5. Covenants, Conditions and Restrictions in the Declaration of Protective Covenants - Moffett Industrial Park No. 2) recorded December 23, 1971 in Book 9640, page 443, Official Records; which provide that a violation thereof shall not defeat or render invalid the lien of any Mortgage or Deed of Trust made in good faith and for value. Said Covenants, Conditions and Restrictions do not provide for reversion of title in the event of a breach thereof. Restrictions, if any, based upon race, color, religion, sex, handicap, familial status, or national origin are deleted, unless and only to the extent that said covenant (a) is exempt under Chapter 42, Section 3607, of the United States Code, or (b) related to handicap but does not discriminate against handicapped persons.

        ASSIGNMENT AND ASSUMPTION of the rights, powers, duties, obligations, and reservations of Moffett Park Associates, in favor of The Prudential Insurance Company of America, recorded February 8, 1977 in Book C583, page 685, Official Records.

6. LIMITATIONS, covenants, restrictions, reservations, exceptions or terms, but deleting any covenant, condition or restriction indicating a preference, limitation or discrimination based on race, color, religion, sex, handicap, familial status, or national origin to the extent such covenants, conditions or restrictions violate 42 USC 3604(c), contained in the document recorded February 5, 1980 in Book F122, page 460, Official Records.

TRACT 5:

1.      TAXES for the fiscal year 2000-2001, a lien not yet due or payable.

2. THE LIEN of supplemental taxes, if any, assessed pursuant to Chapter 3.5 commencing with Section 75 of the California Revenue and Taxation Code, resulting from changes of ownership or completion of construction on or after the date hereof.

3 .     EASEMENT for the purposes stated herein and incidents thereto
        Purpose       : Slope Easement
        In favor of   : City of Sunnyvale
        Recorded      : October 9, 1964 in Book 6695, page 430, Official Records
        Affects       : The Northeasterly and Easterly 18 feet, as shown on a
                      survey plat entitled ALTA/ACSM Land Title Survey for:
                      Network Appliance, 1345 Crossman Avenue, dated September
                      20, 2000, prepared by Kier & Wright, Job No. 97208-16.

4.      EASEMENT for the purposes stated herein and incidents thereto
        Purpose       : Public utilities easement
        In favor of   : City of Sunnyvale
        Recorded      : October 9, 1964 in Book 6695, page 450, Official Records
        Affects       : The Northeasterly and Easterly 7 feet, as shown on a
                      survey plat entitled ALTA/ACSM Land Title Survey for:
                      Network Appliance, 1345 Crossman Avenue, dated September
                      20, 2000, prepared by Kier & Wright, Job No. 97208-16.

5.      EASEMENT for the purposes stated herein and incidents thereto
        Purpose       : Sidewalk and sign easement
        Recorded      : July 7, 1994, in Book 657 of Maps, page 9, Official
                      Records
        Affects       : The Northerly 2 feet, as shown on a survey plat entitled
                      ALTA/ACSM Land Title Survey for: Network Appliance, 1345
                      Crossman Avenue, dated September 20, 2000, prepared by
                      Kier & Wright, Job No. 97208-16.

6. LIMITATIONS, covenants, restrictions, reservations, exceptions or terms, but deleting any covenant, condition or restriction indicating a preference, limitation or discrimination based on race, color, religion, sex, handicap, familial status, or national origin to the extent such covenants, conditions or restrictions violate 42 USC 3604(c), contained in the document recorded February 5, 1980 in Book F122, page 460, Official Records.

7.      EASEMENT for the purposes stated herein and incidents thereto
        Purpose       : Public utilities easement
        Recorded      : October 7, 1998, in Book 708 of Maps, pages 51-52,
                      Official Records
        Affects       : The Northerly 15 feet, as shown on a survey plat
                      entitled ALTA/ACSM Land Title Survey for: Network
                      Appliance, 1345 Crossman Avenue, dated September 20,
                      2000, prepared by Kier & Wright, Job No. 97208-16.

                                    EXHIBIT C

                              DEVELOPMENT DOCUMENTS

--NONE--

                                    EXHIBIT D

                      NOTICE OF REQUEST FOR ACTION BY BNPLC


BNP Leasing Corporation
12201 Merit Drive
Suite 860
Dallas, Texas 75251
Attention: Lloyd G. Cox

        Re: Closing Certificate and Agreement dated as of October 2, 2000, between Network Appliance, Inc. and BNP Leasing Corporation

Gentlemen:

        Capitalized terms used in this letter are intended to have the meanings assigned to them in the Closing Certificate and Agreement referenced above. Pursuant to subparagraph 3(A) of the Closing Certificate and Agreement, NAI requests the following of BNPLC:

        [INSERT HERE A SPECIFIC DESCRIPTION OF THE ACTION REQUESTED - E.G., "PLEASE EXECUTE THE ENCLOSED APPLICATION FOR BUILDING PERMIT REQUIRED BY THE CITY OF SUNNYVALE IN CONNECTION WITH CONSTRUCTION OF CERTAIN IMPROVEMENTS WHICH ARE PART OF THE INITIAL CONSTRUCTION PROJECT."]

PLEASE NOTE: SUBPARAGRAPH 3(A) OF THE CLOSING CERTIFICATE OBLIGATES BNPLC NOT TO UNREASONABLY REFUSE TO COMPLY WITH THE FOREGOING REQUEST, SUBJECT TO TERMS AND CONDITIONS SET FORTH IN THAT SUBPARAGRAPH. NAI HEREBY CERTIFIES TO BNPLC THAT AFTER CAREFUL CONSIDERATION NAI BELIEVES THAT ALL SUCH TERMS AND CONDITIONS ARE SATISFIED IN THE CASE OF THE FOREGOING REQUEST, AND NAI HEREBY RATIFIES AND CONFIRMS ITS OBLIGATION TO INDEMNIFY BNPLC AGAINST ANY LOSSES BNPLC MAY INCUR OR SUFFER BECAUSE OF ITS COMPLIANCE WITH SUCH REQUEST AS PROVIDED IN SUBPARAGRAPH 5(c) OF THE LEASE.

        NAI respectfully requests that BNPLC respond to this notice as soon as reasonably possible.

        Executed this _____ day of ______________, 20___.


                                                  NETWORK APPLIANCE, INC.


                                                  Name:
                                                       ------------------------

                                                  Title:
                                                        ------------------------